Exhibit 4.15

THIRD SUPPLEMENTAL INDENTURE

Dated as of May 22, 2002

TO

INDENTURE

Dated as of August 14, 2000

RAILAMERICA TRANSPORTATION CORP., as Issuer

and

THE GUARANTORS NAMED HEREIN

and

WELLS FARGO BANK MINNESOTA, N.A., as Trustee

______________________________

$130,000,000

12-7/8% Senior Subordinated Notes due 2010, Series A

12-7/8% Senior Subordinated Notes due 2010, Series B

THIRD SUPPLEMENTAL INDENTURE

This Third Supplemental Indenture dated as of May 22, 2002 (this “Third Supplemental Indenture”) made and entered into by and among RailAmerica Transportation Corp. (the “Company”), a subsidiary of RailAmerica, Inc. (“RailAmerica”), the Guarantors and the new Guarantors (“New Guarantors”) set forth on the signature pages hereto (collectively, the “Guarantors”) and Wells Fargo Bank Minnesota, N.A., a National Banking Association, as trustee (the “Trustee”), under the Indenture dated as of August 14, 2000 among the Company, the Guarantors and the Trustee, as supplemented by the First Supplemental Indenture dated as of January 24, 2002 and the Second Supplemental Indenture dated as of February 13, 2002, by and among the Company, the Guarantors and the new Guarantors signatory thereto and the Trustee (the “Indenture”), relating to the 12 7/8% Senior Subordinated Notes due 2010, Series A and 12 7/8% Senior Subordinated Notes due 2010, Series B (collectively, the “Notes”). Terms used but not defined herein shall have the meanings given to them in the Indenture.

WHEREAS, Section 4.19 of the Indenture provides that additional Domestic Subsidiaries of the Company must become Guarantors, unless they are properly designated as Unrestricted Subsidiaries; and

WHEREAS, the new Guarantors party hereto (the “New Guarantors”) have become Restricted Domestic Subsidiaries of the Company; and

NOW, THEREFORE, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders:

ARTICLE I

Guarantors

Each of the New Guarantors hereby agrees that by its execution hereof it has become a party, and is bound by the terms and provisions of, the Indenture as a Guarantor.

ARTICLE II

Release

Each Guarantee under this Third Supplemental Indenture shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer permitted by the Indenture of (a) all of the Company’s Capital Stock in such Restricted Subsidiary or (b) the sale of all or substantially all of the assets of the Restricted Subsidiary and upon the application of the Net Proceeds from such sale in accordance with the requirements of Section 4.05 of the Indenture or (ii) the release or discharge of the Other Company Indebtedness Guarantee that resulted in the creation of this Third Supplemental Indenture.

ARTICLE III

Miscellaneous

Section 1. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.

Section 2. This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction which govern the Indenture and its construction.

Section 3. This Third Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be executed as of the day and year first above written.

RAILAMERICA TRANSPORTATION CORP., as Issuer By: /s/ Michael Howe

Name: Michael Howe Title: Vice President and Treasurer

Attest:
/s/ Kristin Dunlap

Name: Kristin Dunlap Title: Paralegal

RAILAMERICA, INC., as Guarantor By: /s/ Michael Howe

Name: Michael Howe Title: Vice President and Treasurer

Attest:
/s/ Kristin Dunlap

Name: Kristin Dunlap Title: Paralegal

WELLS FARGO BANK MINNESOTA, N.A., as trustee
By: /s/	Michael T. Lechner
Name: Michael T. Lechner
Title: Corporate Trust Officer
Attest:
/s/Michael G. Slade
Name: Michael G. Slade
Title: Corporate Trust Officer___________

ALABAMA & GULF COAST RAILWAY L.L.C.

ARIZONA EASTERN RAILWAY COMPANY
AUSTIN & NORTHWESTERN RAILROAD COMPANY, INC.
BOSTON CENTRAL FREIGHT RAILROAD, INC.
CALIFORNIA WESTERN RAILROAD, INC.
CASCADE AND COLUMBIA RIVER RAILROAD COMPANY, INC.
CENTRAL OREGON & PACIFIC RAILROAD, INC.
CENTRAL RAILROAD COMPANY OF INDIANA
CENTRAL RAILROAD COMPANY OF INDIANAPOLIS
CONNECTICUT SOUTHERN RAILROAD, INC.
DAKOTA RAIL, INC.
DALLAS, GARLAND & NORTHEASTERN RAILROAD, INC.
DALLAS, GARLAND & NORTHEASTERN RAILROAD, INC.
DELAWARE VALLEY RAILWAY COMPANY, INC.
EASTERN ALABAMA RAILWAYS, INC.
FLORIDA RAIL LINES, INC.

HURON AND EASTERN RAILWAY COMPANY, INC.

IDAHO WESTERN RAILWAY CO.

INDIANA & OHIO CENTRAL RAILROAD, INC.
INDIANA & OHIO RAIL CORP.
INDIANA & OHIO RAILWAY COMPANY
INDIANA SOUTHERN RAILROAD, INC.
KIAMICHI HOLDINGS, INC.
KIAMICHI RAILROAD COMPANY L.L.C.
KYLE RAILROAD COMPANY
KYLE RAILWAYS, INC.
MARKSMAN CORP.
MID-MICHIGAN RAILROAD, INC.
MISSOURI & NORTHERN ARKANSAS RAILROAD COMPANY, INC.

NEW ENGLAND CENTRAL RAILROAD, INC.

NEW STATESRAIL HOLDINGS, INC.

NORTH CAROLINA AND VIRGINIA RAILROAD COMPANY, INC.

OTTER TAIL VALLEY RAILROAD COMPANY, INC.

PALM BEACH RAIL HOLDINGS, INC.

PARKSIERRA CORP.
PLAINVIEW TERMINAL COMPANY
PRAIRIE HOLDINGS CORPORATION

RAIL OPERATING SUPPORT GROUP, INC.

RAILAMERICA AUSTRALIA, INC.
RAILAMERICA EQUIPMENT CORPORATION
RAILAMERICA INTERMODAL SERVICES, INC.
RAILINK ACQUISITION, INC.
RAILROADS OF HAWAII, INC.
RAILTEX ACQUISITION CORP.
RAILTEX DISTRIBUTION SERVICES, INC.
RAILTEX, INC.
RAILTEX INTERNATIONAL HOLDINGS, INC.
RAILTEX LOGISITICS, INC.
SAGINAW VALLEY RAILWAY COMPANY, INC.

SAN DIEGO & IMPERIAL VALLEY RAILROAD COMPANY, INC.

SAN JOAQUIN VALLEY RAILROAD CO.

SAN PEDRO TRAILS, INC.

SOUTH CAROLINA CENTRAL RAILROAD COMPANY, INC.

STATESRAIL II RAILROAD CORP.
STATESRAIL EQUIPMENT COMPANY L.L.C.
STATESRAIL, INC.
ST. LOUIS CAR, INC.
SWKR OPERATING CO., INC.
TOLEDO, PEORIA & WESTERN RAILWAY CORPORATION
TOLEDO, PEORIA & WESTERN RAILROAD CORPORATION
VENTURA COUNTY RAILROAD CO., INC.

WEST TEXAS AND LUBBOCK RAILROAD COMPANY, INC.,

as Guarantors

By: /s/ Michael Howe

Name: Michael Howe Title: Vice President and Treasurer

Attest:

/s/Kristin Dunlap
Name: Kristin Dunlap

Title: Paralegal

RAIL LINE HOLDINGS #1, INC.
RAIL LINE HOLDINGS #2, INC.

as New Guarantors

By: /s/ Michael Howe

Name: Michael Howe Title: Vice President and Treasurer

Attest:

/s/ Kristin Dunlap
Name: Kristin Dunlap

Title: Paralegal